EXHIBIT 99





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                             ENERGAS RESOURCES, INC.

                             Shares of Common Stock

        THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS".

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      This Prospectus relates to shares (the "Shares") of this common stock (the "Common Stock") of Energas Resources, Inc. (the "Company") which may be issued pursuant to certain employee incentive plans adopted by the Company. The employee incentive plans provide for the grant, to selected employees of the Company and other persons, of either stock bonuses or options to purchase shares of the Company's common stock. Persons who receive Shares pursuant to the Plans and who are offering such Shares to the public by means of this Prospectus are referred to as the "Selling Shareholders".

      The Company has an Incentive Stock Option Plan, a Non-Qualified Stock Option Plan and a Stock Bonus Plan. In some cases the plans described above are collectively referred to as the "Plans". The terms and conditions of any stock bonus and the terms and conditions of any options, including the price of the shares of Common Stock issuable on the exercise of options, are governed by the provisions of the respective Plans and the stock bonus or stock option agreements between the Company and the Plan participants.

      The Selling Shareholders may offer the shares from time to time in negotiated transactions in the over-the-counter market, at fixed prices which may be changed from time to time, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through securities broker/dealers, and such broker/dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders and/or the purchasers of the Shares for whom such broker/dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker/dealer might be in excess of customary commissions). See "Selling Shareholders" and "Plan of Distribution".

      The Company's common stock is quoted on the OTC Bulletin Board under the symbol "EGSR." On September __, 2003 the closing bid price for one share of the Company's common stock was $___.



                The date of this Prospectus is September __, 2003.



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      None of the proceeds from the sale of the shares by the Selling
Shareholders will be received by the Company. The Company has agreed to bear all expenses (other than underwriting discounts, selling commissions and fees and expenses of counsel and other advisers to the Selling Shareholders). The Company has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

                              AVAILABLE INFORMATION

      The Company is subject to the information requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Proxy statements, reports and other information concerning the Company can be inspected at Room 1024 of the Commission's office at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Certain information concerning the Company is also available at the Internet Web Site maintained by the Securities and Exchange Commission at www.sec.gov. the Company has filed with the Commission a Registration Statement on Form S-8 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to the securities offered hereby. This Prospectus does not contain all information set forth in the Registration Statement of which this Prospectus forms a part and exhibits thereto which the Company has filed with the Commission under the Securities Act and to which reference is hereby made.

                       DOCUMENTS INCORPORATED BY REFERENCE

      The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into this Prospectus).

      Requests should be directed to:

                             Energas Resources, Inc.
                            800 Northeast 63rd Street
                             Oklahoma City, Oklahoma
                                 (405) 879-1752
                              Attention: Secretary

      The following documents filed with the Commission by the Company (Commission File No. 0-33259) are hereby incorporated by reference into this
Prospectus:

(1) Annual Report on Form 10-KSB for the fiscal year ended January 31, 2003. (2) Report on Form 10-QSB for the six months ended July 31, 2003.

      All documents filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering registered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

Forward Looking Statements

      This prospectus contains various forward-looking statements that are based on the Company's beliefs as well as assumptions made by and information currently available to the Company. When used in this prospectus, the words "believe", "expect", "anticipate", "estimate" and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks, uncertainties and assumptions which could cause actual results to differ materially from projections or estimates. Factors, which could cause actual results to differ materially, are discussed at length under the heading "Risk Factors". Should one or more of the enumerated risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Investors should not place undue reliance on forward-looking statements, all of which speak only as of the date made.


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                                TABLE OF CONTENTS

                                                            PAGE

THE COMPANY...................................................  6

RISK FACTORS .................................................  6

COMPARATIVE SHARE DATA ....................................... 10

USE OF PROCEEDS .............................................. 11

SELLING SHAREHOLDERS ......................................... 11

PLAN OF DISTRIBUTION ......................................... 14

DESCRIPTION OF SECURITIES .................................... 15

EXPERTS....................................................... 16

GENERAL ...................................................... 16

                                   THE COMPANY

     Energas Resources, Inc. is involved in the exploration and development of oil and gas. The Company's activities are primarily dependent upon available financial resources to fund the costs of drilling and completing wells.

      The Company also owns and operates a natural gas gathering system that serves the wells operated by the Company for delivery to a mainline transmission system. This system is located in Atoka County, Oklahoma and consists of four miles of pipeline and is connected to four wells that supply natural gas.

     The Company principally operates in the Arkoma Basin in Oklahoma and the Powder River Basin in Wyoming. The Company's corporate offices are located at 800 Northeast 63rd Street, Third Floor, Oklahoma City, Oklahoma 73105 and its telephone number is (405) 879-1752.

      The Company owns a pipeline gathering system that receives natural gas from the Company's four gas wells in Atoka County, Oklahoma. The pipeline gathering system consists approximately of five miles of pipe and has a design capacity of 8,000,000 cubic feet per day. The gathering system is operated by an affiliate of the Company, Energas Pipeline Company that is owned by George G. Shaw, an executive officer and a Director of the Company. The natural gas is gathered under a five-year contract (with annual one-year renewals) and is currently purchased by Duke Energy Field Services, Inc. The Company, as opposed to Energas Pipeline Company, is responsible for all costs of operating the gathering system. Energas Pipeline Company purchases the produced natural gas at the wellhead at a price that is $.49/mcf less than the price paid by Duke Energy Field Services, Inc. Energas Pipeline then pays the Company $.17/mcf as a fee for the use of its gathering system.

      During the years ended January 31, 2003 and 2002:

o Energas Pipeline Company received $14,428 and $13,765, respectively, for its gathering services,

o the Company received revenues of $15,808 and $15,542 respectively, from its gathering system, and

o    the  Company   incurred   direct  pipeline  costs  of  $20,793  and  $3,292
     respectively.

      During the years indicated, gross natural gas deliveries throughout the pipeline system were:

      Year Ended                    Gas Delivered (Mcf)

      January 31, 2001                    90,377
      January 31, 2002                    94,433
      January 31, 2003                    92,986

      During the periods indicated, the Company drilled or participated in the drilling of the following wells:

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                                              Year Ended January 31,
                                 -----------------------------------------------
                                 2001                 2002             2003
                                 ----                 ----             ----
                           Gross     Net       Gross    Net      Gross     Net
Exploratory Wells (1):
  Productive:
   Oil                      --       --         --      --         --     --
   Gas                      --       --         --      --         --     --
  Nonproductive             --       --         --      --         --     --

Development Wells (1):
  Productive:
   Oil                      --       --         --      --         --     --
   Gas                      --       --         --      --         --     --
  Nonproductive              1      0.5         --      --         --     --

Total Wells (1):
  Productive:
   Oil                      --       --         --      --         --     --
   Gas                      --       --         --      --         --     --
  Nonproductive              1      0.5         --      --         --     --


(1) Each well completed to more than one producing zone is counted as a single well. The Company has royalty interests in certain wells that are not included in this table.

      The following table sets forth the Company's net production of oil and gas, average sales prices and average production costs during the periods presented:

                                                Year Ended January 31,
Production Data:                            2001         2002          2003
                                            ----         ----          ----

Production - Oil (Bbls)                     473            498          403
Gas (Mcf)                                31,199         29,234       30,683
Average sales price -
Oil (Bbls)                             $  27.34        $ 19.65      $ 26.08
Gas (Mcf)                              $   4.09        $  3.24      $  3.44
Average production
    costs per BOE                      $   4.97        $  2.93      $  4.79

      Below are estimates of the Company's net proved reserves and the present value of estimated future net revenues from such reserves based upon the standardized measure of discounted future net cash flows relating to proved oil and gas reserves. The standardized measure of discounted future net cash flows is determined by using estimated quantities of proved reserves and the periods in which they are expected to be developed and produced based on period-end economic conditions. The estimated future production is priced at period-end prices, except where fixed and determinable price escalations are provided by contract. The resulting estimated future cash inflows are then reduced by estimated future costs to develop and produce reserves based on period-end cost levels. No deduction has been made for depletion, depreciation or for indirect costs, such as general corporate overhead. Present values were computed by discounting future net revenues by 10% per year.

                                                      January 31,
                                 ------------------------------------------
                                     2001             2002             2003
                                 ------------     ------------     ------------
                                Oil      Gas       Oil    Gas       Oil      Gas
                              (Bbls)    (Mcf)     (Bbls) (Mcf)    (Bbls)   (Mcf)

Proved reserves               8,909   730,441    6,842  713,262   3,761  597,773

Estimated future net
 cash flows from proved
 oil and  gas reserves          $1,519,467          $1,338,106      $2,147,220


                                                      January 31,
                                 ------------------------------------------
                                     2001             2002             2003
                                 ------------     ------------     ------------
                                Oil      Gas       Oil    Gas       Oil      Gas
                              (Bbls)    (Mcf)     (Bbls) (Mcf)    (Bbls)   (Mcf)

Present value of future
 net cash flows from proved
 oil and gas reserves            $525,211             $493,982        $891,410

      Prior to the acquisition described below, the Company's wells in the Arkoma Basin accounted for approximately 95% of the Company's total oil and gas reserves and approximately 96% of the present value of the Company's future net cash flow from its oil and gas reserves.

Recent Acquisition of Oil and Gas Properties

      In August 2003 the Company acquired 31 producing gas wells, approximately 28 miles of pipeline, two compressor stations and approximately 23,000 leased and 8,500 optioned acres. All of the acquired properties are located in the Appalachian Basin of eastern Kentucky. The Company believes annual revenues from the producing wells and the pipeline exceed $500,000.

      The properties were acquired from three private corporations for $3,000,000 in convertible notes. The notes bear interest at 8.5% per year and are due in August 2023. All or any part of the amount due on the notes may be converted into shares of the Company's common stock on the basis of one share of common stock for every dollar of note principal or interest converted.

         The following table sets forth, at September 30, 2003, by state and basin, the Company's producing wells, developed acreage, and undeveloped acreage, excluding service (injection and disposal) wells:


                                 Productive Wells (1)        Developed Acreage   Undeveloped Acreage (2)
                                   Gross       Net            Gross       Net       Gross        Net

Oklahoma (Arkoma Basin)               5        2.39           1,920    1,012.8         --            --
Wyoming (Powder River Basin)          2         .29              80       36.8   15,132.6      14,652.4
Kentucky (Appalachian Basin)         31       26.00           1,240    1,041.6   21,760.0      18,278.4
                                  -----       -----           -----    -------   --------      --------

Totals                               38       28.68           3,240    2,091.2   36,892.6      32,930.8



(1) The wells in Oklahoma and Kentucky are gas wells and the wells in Wyoming are oil wells.

(2) "Undeveloped Acreage" includes leasehold interests on which wells have not been drilled or completed to the point that would permit the production of commercial quantities of natural gas and oil regardless of whether the leasehold interest is classified as containing proved undeveloped reserves.

      The following table shows, as of September 30, 2003 the status of Company's gross developed and undeveloped acreage.

      Gross Acreage           Held by Production     Not Held by Production

      Oklahoma                       1,920                      --
      Wyoming                          640                14,572.6
      Kentucky                       1,240                  21,760

      Acres held by production remain in force so long as oil or gas is produced from the well on the particular lease. Leased acres which are not held by production require annual rental payments to maintain the lease until the first to occur of the following: the expiration of the lease or the time oil or gas is produced from one or more wells drilled on the lease acreage. At the time oil or gas is produced from wells drilled on the leased acreage the lease is considered to be held by production.

                                  RISK FACTORS

      The securities being offered by this prospectus are highly speculative and prospective investors should consider, among others, the following factors related to the business, operations and financial position of the Company

The Company has a history of losses and may never be profitable. The Company has never earned a profit. As of July 31, 2003 the Company's accumulated deficit was approximately $(8,882,000). The Company expects to incur additional losses during the foreseeable future. No assurance can be given that the Company will ever earn a profit.

If the Company cannot obtain additional capital, the Company may have to delay or postpone exploration and development and activities. This offering is being made on behalf of certain selling shareholders. The Company will not receive any proceeds from the sale of the shares offered by the selling shareholders. The Company needs additional capital to fund its operating losses and to find additional oil and gas reserves. There can be no assurance that the Company will be able to obtain the funding which it requires.

Oil and gas exploration is not an exact science, and involves a high degree of risk. The primary risk lies in the drilling of dry holes or drilling and completing wells which, though productive, do not produce gas and/or oil in sufficient amounts to return the amounts expended and produce a profit. Hazards, such as unusual or unexpected formation pressures, downhole fires, blowouts, loss of circulation of drilling fluids and other conditions are involved in drilling and completing oil and gas wells and, if such hazards are encountered, completion of any well may be substantially delayed or prevented. In addition, adverse weather conditions can hinder or delay operations, as can shortages of equipment and materials or unavailability of drilling, completion, and/or work-over rigs. Even though a well is completed and is found to be productive, water and/or other substances may be encountered in the well, which may impair or prevent production or marketing of oil or gas from the well.

      Exploratory drilling involves substantially greater economic risks than development drilling because the percentage of wells completed as producing wells is usually less than in development drilling. Exploratory drilling itself can be of varying degrees of risk and can generally be divided into higher risk attempts to discover a reservoir in a completely unproven area or relatively lower risk efforts in areas not too distant from existing reservoirs. While exploration adjacent to or near existing reservoirs may be more likely to result in the discovery of oil and gas than in completely unproven areas, exploratory efforts are nevertheless high risk activities.

      Although the completion of oil and gas wells is, to a certain extent, less risky than drilling for oil and gas, the process of completing an oil or gas well is nevertheless associated with considerable risk. In addition, even if a well is completed as a producer, the well for a variety of reasons may not produce sufficient oil or gas in order to repay the Company's investment in the well.

The acquisition, exploration and development of oil and gas properties, and the production and sale of oil and gas are subject to many factors which are outside the Company's control. These factors include, among others, general economic conditions, proximity to pipelines, oil import quotas, supply, demand, and price of other fuels and the regulation of production, refining, transportation, pricing, marketing and taxation by Federal, state, and local governmental authorities.

Buyers of the Company's gas, if any, may refuse to purchase gas from the Company in the event of oversupply. Hence, even if wells which may be drilled by the Company are productive, the quantities of gas that the Company may be able to sell may be too small to pay for the expenses of operating the wells. In such a case, the wells would be "shut-in" until such time, if ever, that economic conditions permit the sale of gas in quantities which would be profitable.

Interests that the Company will acquire in oil and gas properties may be subject to royalty and overriding royalty interests, liens incident to operating agreements, liens for current taxes and other burdens and encumbrances, easements and other restrictions, any of which may subject the Company to future undetermined expenses. The Company does not intend to purchase title insurance, title memos, or title certificates for any leasehold interests it will acquire. It is possible that at some point the Company will have to undertake title work involving substantial costs. In addition, it is possible that the Company may suffer title failures resulting in significant losses to the Company.

The drilling of oil and gas wells involves hazards such as blowouts, unusual or unexpected formations, pressures or other conditions which could result in substantial losses or liabilities to third parties. Although the Company intends to acquire adequate insurance, or to be named as an insured under coverage acquired by others (e.g., the driller or operator), the Company may not be insured against all such losses because such insurance may not be available, premium costs may be deemed unduly high, or for other reasons. Accordingly, uninsured liabilities to third parties could result in the loss of Company funds or property.

The Company's operations are dependent upon the continued services of its officers. The loss of any of these officers, whether as a result of death, disability or otherwise, may have a material adverse effect upon the business of the Company.

The Company's operations will be affected from time to time and in varying degrees by political developments and Federal and state laws and regulations regarding the development, production and sale of crude oil and natural gas. These regulations require permits for drilling of wells and also cover the spacing of wells, the prevention of waste, and other matters. Rates of production of oil and gas have for many years been subject to Federal and state conservation laws and regulations and the petroleum industry is subject to Federal tax laws. In addition, the production of oil or gas may be interrupted or terminated by governmental authorities due to ecological and other considerations. Compliance with these regulations may require a significant capital commitment by and expense to the Company and may delay or otherwise adversely affect the Company's proposed operations.

    From time to time legislation has been proposed relating to various conservation and other measures designed to decrease dependence on foreign oil. No prediction can be made as to what additional legislation may be proposed or enacted. Oil and gas producers may face increasingly stringent regulation in the years ahead and a general hostility towards the oil and gas industry on the part of a portion of the public and of some public officials. Future regulation will probably be determined by a number of economic and political factors beyond the control of the Company or the oil and gas industry.

The Company's activities are subject to existing federal and state laws and regulations governing environmental quality and pollution control. Compliance with environmental requirements and reclamation laws imposed by Federal, state, and local governmental authorities may necessitate significant capital outlays and may materially affect the earnings of the Company. It is impossible to predict the impact of environmental legislation and regulations (including regulations restricting access and surface use) on the Company's operations in the future although compliance may necessitate significant capital outlays, materially affect the Company's earning power or cause material changes in its intended business. In addition, the Company may be exposed to potential liability for pollution and other damages.

Shares issuable upon the exercise of options and warrants or the conversion of promissory notes may substantially increase the number of shares available for sale in the public market and may depress the price of the Company's common stock. As of September 30, 2003, the Company had 26,643,001 outstanding shares of common stock. As of this same date, there were outstanding options, warrants and convertible notes which would allow the holders of these securities to acquire approximately 3,350,000 additional shares of the Company's common stock. The Company may also issue additional shares for various reasons and may grant additional stock options to its employees, officers, directors and third parties. See "Comparative Share Data".

As the Company issues shares of its common stock as a result of the exercise of options or warrants or upon the conversion of promissory notes, the price of the Company's common stock may decrease due to the additional shares in the market. Any decline in the price of the Company's common stock may encourage short sales, which could place further downward pressure on the price of the Company's common stock.

The issuance or even the potential issuance of shares, in connection with any financing, and upon the exercise of warrants, options or the conversion of promissory notes will have a dilutive impact on other stockholders and could have a negative effect on the market price of the Company's common stock.

There is, at present, only a limited market for the Company's common stock and there is no assurance that this market will continue. The Company's common stock is traded on the OTC Bulletin Board. Trades of the Company's common stock are subject to Rule 15g-9 of the Securities and Exchange Commission, which rule imposes certain requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, brokers/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser's written agreement to the transaction prior to sale. The Securities and Exchange Commission also has rules that regulate broker/dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker/ dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. These disclosure requirements have the effect of reducing the level of trading activity in the secondary market for the Company's common stock. As a result of these rules, investors may find it difficult to sell their shares.

                             COMPARATIVE SHARE DATA

      As of September 30, 2003, the Company had 26,643,001 outstanding shares of common stock. The following table lists additional shares of the Company's common stock which may be issued as the result of the exercise of outstanding options, warrants or convertible notes:

                                                           Number of     Note
                                                            Shares    Reference

   Shares issuable upon exercise of options granted pursuant
   to the Company's Incentive and Non-Qualified Stock
   Option Plans.                                            250,000       A

   Shares issuable upon the exercise of warrants issued to a
   private investor.                                        100,000       B

   Shares issuable upon conversion of promissory notes    3,000,000       C

A. Options are exercisable at a price of $0.32 per share and expire on July 15, 2005.

B. The warrants allow the holders to purchase 100,000 shares of the Company's common stock at a price of $0.32 per share at any time prior to June 30, 2005.

C. In August 2003, the Company acquired oil and gas properties from three private corporations for $3,000,000 in convertible notes. The notes bear interest at 8.5% per year and are due in August 2023. At the holder's option the notes are convertible into shares of the Company's common stock equal in number to the amount determined by dividing each $1.00 of note principal or accrued interest to be converted by the Conversion Price. The initial Conversion Price is $1.00. As of September 30, 2003 none of the notes had been converted into shares of the Company's common stock.

Shares Registered, or to be Registered for Public Sale

      The shares issuable upon the exercise of the options and warrants referred to in A. are being offered for public sale by means of this prospectus.

      The Company has agreed to file a registration statement with the Securities and Exchange Commission so that 500,000 shares referred to in Note C will be available for public sale.

                                 USE OF PROCEEDS

      All of the shares offered by this Prospectus are being offered by certain owners of the Company's Common Stock (the Selling Shareholders) and were issued by the Company in connection with the Company's employee stock bonus or stock option plans. None of the proceeds from the sale of the shares offered by this Prospectus will be received by the Company. Expenses expected to be incurred by the Company in connection with this offering are estimated to be approximately $10,000. The Selling Shareholders have agreed to pay all commissions and other compensation to any securities broker/dealers through whom they sell any of the Shares.

                              SELLING SHAREHOLDERS

      The Company has issued (or may in the future issue) shares of its common stock to various persons pursuant to certain employee incentive plans adopted by the Company. The Company has an Incentive Stock Option Plan, a Non-Qualified Stock Option Plan and a Stock Bonus Plan. In some cases these Plans are collectively referred to as the "Plans". A summary description of these Plans follows. The Plans provide for the grant, to selected employees of the Company and other persons, of either stock bonuses or options to purchase shares of the Company 's common stock.

      Incentive Stock Option Plan. The Company's Incentive Stock Option Plan authorizes the issuance of up to 2,000,000 shares of the Company's common stock to persons that exercise options granted pursuant to the Plan. Only Company employees may be granted options pursuant to the Incentive Stock Option Plan. The option exercise price is determined by the Company's Board of Directors but cannot be less than the market price of the Company's common stock on the date the option is granted.

      Non-Qualified Stock Option Plan. The Company's Non-Qualified Stock Option Plan authorizes the issuance of up to 1,000,000 shares of the Company's common stock to persons that exercise options granted pursuant to the Plans. The Company's employees, directors, officers, consultants and advisors are eligible to be granted options pursuant to the Plans, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction. The option exercise price is determined by the Company's Board of Directors.

      Stock Bonus Plan. The Company's Stock Bonus Plan allows for the issuance of up to 4,000,000 shares of common stock. Such shares may consist, in whole or in part, of authorized but unissued shares, or treasury shares. Under the Stock Bonus Plan, the Company's employees, directors, officers, consultants and advisors are eligible to receive a grant of the Company's shares, provided however that bona fide services must be rendered by consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

Summary

      The following sets forth certain information as of September 30, 2003 concerning the stock options and stock bonuses granted by the Company pursuant to the Plans. Each option represents the right to purchase one share of the Company's common stock.

                                  Total      Shares                 Remaining
                                 Shares   Reserved for   Shares     Options/
                               Reserved   Outstanding   Issued As   Shares
Name of Plan                  Under Plans   Options    Stock Bonus  Under Plans

Incentive Stock Option Plan    2,000,000          --         N/A   2,000,000
Non-Qualified Stock
 Option Plan                   1,000,000     250,000         N/A     750,000
Stock Bonus Plan               4,000,000         N/A          --   4,000,000

      The following table summarizes the options and stock bonuses granted pursuant to the Plans:

Incentive Stock Options

                                                                    Options
      Shares Subject   Exercise   Date of      Expiration       Exercised as of
        To Option       Price     Grant      Date of Option   September 30, 2003

                        None

Non-Qualified Stock Options

                                                                    Options
      Shares Subject   Exercise   Date of      Expiration       Exercised as of
        To Option       Price     Grant      Date of Option   September 30, 2003

          250,000       $0.32     6-30-03       7-15-05                --

Stock Bonuses

      The following person have received shares of the Company's common stock as a stock bonus:

     Name             Shares Issued as Stock Bonus       Date Issued

                                None
Other Options/Warrants

                   Shares Issuable                             Options/Warrants
                    Upon Exercise       Exercise  Expiration   Exercised as of
                 of Options/Warrants      Price     Date      September 30, 2003

                          100,000        $0.32    6-30-05             --

      See "Comparative Share Data" for information concerning other shares which may be issued in accordance with the terms of outstanding convertible notes.

Selling Shareholders

      Officers, directors and affiliates of the Company who acquired shares of common stock pursuant to the Plans, and who are offering these shares of common stock to the public by means of this Prospectus, are referred to as the "Selling Shareholders".

      The following table provides certain information concerning the share ownership of the Selling Shareholders and the shares offered by the Selling Shareholders by means of this Prospectus.
                                                      Number of Shares
                     Number of    Number of Shares    to be Beneficially
                      Shares       Being Offered      owned on Com-      Percent
Name of Selling     Beneficially  Option     Bonus    pletion of the       of
    Shareholder       Owned       Shares(1) Shares(2)   Offering          Class
---------------     ------------  --------- --------- ------------------ -------

                                    None

* Less than 1%

(1) Represents shares issuable upon exercise of stock options granted pursuant to the Plans.
(2)  Represents shares received as a stock bonus.

     To allow the Selling Shareholders to sell their shares when they deem appropriate, the Company has filed a Form S-8 registration statement under the Securities Act of 1933, of which this Prospectus forms a part, with respect to the resale of the shares from time to time in the over-the-counter market or in privately negotiated transactions.

                              PLAN OF DISTRIBUTION

      The Selling Shareholders may sell the Shares offered by this Prospectus from time to time in negotiated transactions in the over-the-counter market at fixed prices which may be changed from time to time, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through broker/ dealers, and such broker/dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders and/or the purchasers of the Shares for which such broker/dealers may act as agent or to whom they may sell, as principal, or both (which compensation as to a particular broker/ dealer may be in excess of customary compensation).

      The Selling Shareholders and any broker/dealers who act in connection with the sale of the Shares hereunder may be deemed to be "underwriters" within the meaning of ss.2(11) of the Securities Acts of 1933, and any commissions received by them and profit on any resale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. the Company has agreed to indemnify the Selling Shareholders and any securities broker/dealers who may be deemed to be underwriters against certain liabilities, including liabilities under the Securities Act as underwriters or otherwise.

      The Company has advised the Selling Shareholders that they and any securities broker/dealers or others who may be deemed to be statutory underwriters will be subject to the Prospectus delivery requirements under the Securities Act of 1933. The Company has also advised each Selling Shareholder that in the event of a "distribution" of the shares owned by the Selling Shareholder, such Selling Shareholder, any "affiliated purchasers", and any broker/ dealer or other person who participates in such distribution may be subject to Rule 102 under the Securities Exchange Act of 1934 ("1934 Act") until their participation in that distribution is completed. A "distribution" is defined in Rule 102 as an offering of securities "that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods". The Company has also advised the Selling Shareholders that Rule 101 under the 1934 Act prohibits any "stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of the Common Stock in connection with this offering.

      Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class as is the subject of the distribution. If Rule 102 applies to the offer and sale of any of the Shares, then participating broker/dealers will be obligated to cease market-making activities nine business days prior to their participation in the offer and sale of such Shares and may not recommence market-making activities until their participation in the distribution has been completed. If Rule 102 applies to one or more of the principal market makers in the Company's Common Stock, the market price of such stock could be adversely affected. See "RISK FACTORS".

                            DESCRIPTION OF SECURITIES

Common Stock

      The Company is authorized to issue 100,000,000 shares of common stock. Holders of common stock are entitled to cast one vote for each share held of record on all matters presented to shareholders. Cumulative voting is not allowed; hence the holders of a majority of the outstanding common stock can elect all directors.

      Holders of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefore and, in the event of liquidation, to share pro rata in any distribution of the Company's assets after payment of liabilities. The Board of Directors is not obligated to declare a dividend and it is not anticipated that dividends will be paid until the Company is in profit.

      Holders of common stock do not have preemptive rights to subscribe to additional shares issued by the Company. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock.

      The shares of common stock offered by this prospectus are fully paid and non-assessable.

Transfer Agent

            Pacific Corp. Trust Co.
            625 Howe Street, 10th Floor
            Vancouver, British Columbia
            Canada V6C 2B8
            Telephone Number (604)-689-9853
            Facsimile Number   (604)-689-8144

                                     EXPERTS

      The financial statements as of January 31, 2003 and for each of the two years in the period ended January 31, 2003 incorporated by reference in this prospectus from the Company's annual report on Form 10-KSB have been audited by Spicer Jeffries & Co., independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                     GENERAL

    The Company's Bylaws authorize indemnification of a director, officer, employee or agent of the Company against expenses incurred by him in connection with any action, suit, or proceeding to which he is named a party by reason of his having acted or served in such capacity, except for liabilities arising from his own misconduct or negligence in performance of his duty. In addition, even a director, officer, employee, or agent of the Company who was found liable for misconduct or negligence in the performance of his duty may obtain such indemnification if, in view of all the circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification. Insofar as indemnification for liabilities arising under the

Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

      No dealer, salesman, or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with this offering and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the selling shareholders. This prospectus does not constitute an offer to sell, or a solicitation of any offer to buy, the securities offered in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the affairs of the Company since the date hereof or that any information contained herein is correct as to any time subsequent to its date.

      All dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                 PLAN PROSPECTUS

                            ENERGAS RESOURCES, INC.
                            800 Northeast 63rd Street
                             Oklahoma City, Oklahoma
                                 (405) 879-1752

                                  Common Stock

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      This Prospectus relates to shares of the common stock of Energas Resources, Inc. ("the Company") issuable pursuant to certain employee incentive plans adopted by the Company. The employee incentive plans provide for the grant, to selected employees of the Company and other persons, of either stock bonuses or options to purchase shares of the Company's common stock. The employee incentive plans benefit the Company by giving selected employees and other persons having a business relationship with the Company a greater personal interest in the success of the Company.

      2,000,000 shares of common stock reserved under the Company's Incentive Stock Option Plan are offered to those employees of the Company who hold options (or may in the future hold options) to purchase such shares granted by the Company pursuant to its Incentive Stock Option Plan.

      1,000,000 shares of common stock reserved under the Company's Non-Qualified Stock Option Plan are offered to those persons who hold options (or may in the future hold options) to purchase such shares granted by the Company pursuant to its Non-Qualified Stock Option Plan.

      4,000,000 shares of common stock reserved under the Stock Bonus Plan are offered to those persons granted shares of common stock pursuant to the Company's Stock Bonus Plans.



      This document constitutes part of a Prospectus covering securities that have been registered under the Securities Act of 1933.

                The date of this Prospectus is September __, 2003.

      The Company's Incentive Stock Option Plan, Non-Qualified Stock Option Plan and Stock Bonus Plan are sometimes collectively referred to in this Prospectus as "the Plans". The terms and conditions of any stock bonus and the terms and conditions of any options, including the price of the shares of Common Stock issuable on the exercise of options, are governed by the provisions of the respective Plans and the stock bonus or stock option agreements between the Company and the Plan participants.

      Offers or resales of shares of Common Stock acquired under the Plan by "affiliates" of the Company are subject to certain restrictions under the Securities Act of l933. See "RESALE OF SHARES BY AFFILIATES".

      No person has been authorized to give any information, or to make any representations, other than those contained in this Prospectus, in connection with the shares offered by this Prospectus, and if given or made, such information or representations must not be relied upon. This Prospectus does not constitute an offering in any state or jurisdiction to any person to whom it is unlawful to make such offer in such state or jurisdiction.

      The Company's Common Stock is traded on the OTC Bulletin Board under the symbol "EGSR".

With respect to the Company's Plans, the shares to which this prospectus relates will be sold from time to time by the Company when and if options granted pursuant to the Plans are exercised. In the case of shares issued by the Company pursuant to the Stock Bonus Plan, the shares will be deemed to be sold when the shares have been granted by the Company

                             TABLE OF CONTENTS

                                                                    Page

AVAILABLE INFORMATION.................................................4

DOCUMENTS INCORPORATED BY REFERENCE...................................4

GENERAL INFORMATION...................................................5

INCENTIVE STOCK OPTION PLAN...........................................7

NON-QUALIFIED STOCK OPTION PLANS......................................9

STOCK BONUS PLANS.....................................................10

OTHER INFORMATION REGARDING THE PLANS.................................11

ADMINISTRATION OF THE PLANS...........................................12

RESALE OF SHARES BY AFFILIATES........................................12

AMENDMENT, SUSPENSION OR TERMINATION OF THE PLANS.....................12

DESCRIPTION OF COMMON STOCK...........................................13

EXPERTS...............................................................13

EXHIBITS:

    Each Plan referred to in this Prospectus.

                              AVAILABLE INFORMATION

            The Company is subject to the informational requirements of the Securities Exchange Act of l934 and in accordance therewith is required to file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facility maintained by the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. Certain information concerning the Company is also available at the Internet Web Site maintained by the Securities and Exchange Commission at www.sec.gov. The Company has filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (together with all amendments and exhibits) under the Securities Act of 1933, as amended (the "Act"), with respect to the Securities offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. For further information, reference is made to the Registration Statement.

     All documents incorporated by reference, as well as other information concerning the Plans, other than exhibits to such reports and documents, are available, free of charge to holders of shares or options granted pursuant to the Plans, upon written or oral request directed to: Energas Resources, Inc., 800 Northeast 63rd Street, Oklahoma City, Oklahoma, telephone: (405) 879-1752.

      This Prospectus does not contain all information set forth in the Registration Statement, of which this Prospectus is a part, which the Company has filed with the Commission under the Securities Act of l933 and to which reference is hereby made. Each statement contained in this Prospectus is qualified in its entirety by such reference.

                       DOCUMENTS INCORPORATED BY REFERENCE

      The following documents filed by the Company with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

(1) Annual Report on Form 10-KSB for the fiscal year ended January 31, 2003.
(2) Report on Form 10-QSB for the six months ended July 31, 2003.

      All reports and documents subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement of which this Prospectus is a part which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part thereof from the date of filing of such reports or documents.

      The Company does not intend to update this Prospectus in the future unless and until there is a material change in the information contained herein.

                               GENERAL INFORMATION

      The Company has an Incentive Stock Option Plan, a Non-Qualified Stock Option Plan and a Stock Bonus Plan. A summary description of each Plan follows. In some cases these Plans are collectively referred to as the "Plans".

      The terms and conditions of any stock bonus and the terms and conditions of any options, including the price of the shares of common stock issuable on the exercise of options, are governed by the provisions of the respective Plans and the stock bonus or stock option agreements between the Company and the Plan participants.

      Incentive Stock Option Plan. The Incentive Stock Option Plan authorizes the issuance of options to purchase up to 2,000,000 shares of the Company's Common Stock, less the number of shares already optioned under both this plan and the Non-Qualified Stock Option Plan. The Incentive Stock Option Plan became effective on June 30, 2003 and will remain in effect until June 29, 2013 unless terminated earlier by action of the Board. Only officers and employees may be granted options pursuant to the Incentive Stock Option Plan. The option exercise price is determined by the Board of Directors but cannot be less than the market price of the Company's common stock on the date the option is granted.

      Non-Qualified Stock Option Plan. The Non-Qualified Stock Option Plan authorizes the issuance of options to purchase up to 1,000,000 shares of the Company's Common Stock. The Non-Qualified Stock Option Plan became effective on June 30, 2003 and will remain in effect until June 29, 2013 unless terminated earlier by the Board of Directors. The Company's employees, directors, officers, consultants and advisors are eligible to be granted options pursuant to the Plan, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

      Options granted pursuant to the Plan not previously exercised terminate upon the date specified when the option was granted. The option exercise price is determined by the Board of Directors.

      Stock Bonus Plan. Up to 4,000,000 shares of Common Stock may be granted under the Stock Bonus Plan. Such shares may consist, in whole or in part, of authorized but unissued shares, or treasury shares. Under the Stock Bonus Plan, the Company's employees, directors, officers, consultants and advisors are eligible to receive a grant of the Company's shares; provided, however, that bona fide services must be rendered by consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

Summary.

      The following sets forth certain information as of September 30, 2003 concerning the stock options and stock bonuses granted by the Company pursuant to the Plans. Each option represents the right to purchase one share of the Company's common stock.

                                  Total      Shares                 Remaining
                                 Shares   Reserved for   Shares      Options/
                               Reserved   Outstanding   Issued As      Shares
Name of Plan                  Under Plans   Options    Stock Bonus  Under Plans

Incentive Stock Option Plan   2,000,000          --         N/A   2,000,000
Non-Qualified Stock
 Option Plan                  1,000,000     250,000         N/A     750,000
Stock Bonus Plan              4,000,000         N/A          --   4,000,000

      The following table summarizes the options and stock bonuses granted pursuant to the Plans:Incentive Stock Options

                                                                   Options
     Shares Subject    Exercise   Date of     Expiration       Exercised as of
       To Option        Price     Grant     Date of Option    September 30, 2003

                        None


Non-Qualified Stock Options
                                                                   Options
     Shares Subject    Exercise   Date of     Expiration        Exercised as of
       To Option        Price     Grant     Date of Option    September 30, 2003

        250,000         $0.32     6-30-03      7-15-05                --

Stock Bonuses

      The following person have received shares of the Company's common stock as a stock bonus:

     Name             Shares Issued as Stock Bonus       Date Issued

                                None

Other Options/Warrants

                    Shares Issuable                            Options/Warrants
                    Upon Exercise       Exercise  Expiration    Exercised as of
                 of Options/Warrants     Price      Date      September 30, 2003

                          100,000        $0.32    6-30-05             --

Convertible Notes

      In August 2003 the Company acquired oil and gas properties from three private corporations for $3,000,000 in convertible notes. The notes bear interest at 8.5% per year and are due in August 2023. At the holder's option the notes are convertible into shares of the Company's common stock equal in number to the amount determined by dividing each $1.00 of note principal or accrued interest to be converted by the Conversion Price. The initial Conversion Price is $1.00. As of September 30, 2003 none of the notes had been converted into shares of the Company's common stock.

                           INCENTIVE STOCK OPTION PLAN

Securities to be Offered and Persons Who May Participate in the Plan
--------------------------------------------------------------------

      All employees of the Company are eligible to be granted options pursuant to the Incentive Stock Option Plan as may be determined by the Company's Board of Directors that administers the Plan.

      Options granted pursuant to the Plan will terminate at such time as may be specified when the option is granted. In the event of an option holder's death while in the employ of the Company, his executors or administrators may, within three months following the date of his death, exercise the option as to any of the shares not theretofore exercised during his lifetime.

      The total fair market value of the shares of common stock (determined at the time of the grant of the option) for which any employee may be granted options which are first exercisable in any calendar year may not exceed $100,000.

      In the discretion of the Board of Directors options granted pursuant to the Plan may include installment exercise terms for any option such that the option becomes fully exercisable in a series of cumulating portions. The Board of Directors may also accelerate the date upon which any option (or any part of any option) is first exercisable. However, no option, or any portion thereof may be exercisable until one year following the date of grant. In no event shall an option granted to an employee then owning more than 10% of the Common Stock of the Company be exercisable by its terms after the expiration of five years from the date of grant, nor shall any other option granted pursuant to the Plan be exercisable by its terms after the expiration of ten years from the date of grant.

Purchase of Securities Pursuant to the Plan

      The purchase price per share of common stock purchasable under an option is determined by the Company's Board of Directors but cannot be less than the fair market value of the Common Stock on the date of the grant of the option (or 110% of the fair market value in the case of a person owning more than 10% of the Company's outstanding shares). An option may be exercised, in whole or in part, at any time, or in part, from time to time, during the option period, by giving written notice of exercise to the Board of Directors at the Company's offices specifying the number of shares to be purchased, such notice to be accompanied by payment in full of the purchase price either by a payment of cash, bank draft or money order payable to the Company At the discretion of the Board of Directors payment of the purchase price for shares of Common Stock underlying options may be paid through the delivery of shares of the Company's Common Stock having an aggregate fair market value equal to the option price, provided such shares have been owned by the option holder for at least one year prior to such exercise. A combination of cash and shares of Common Stock may also be permitted at the discretion of the Board of Directors. No shares shall be issued until full payment has been made. An optionee shall have the rights of a stockholder only with respect to shares of stock for which certificates have been issued. Under no circumstances may an option be exercised after the expiration of the option.

Tax Aspects of Incentive  Stock Options  Granted Under the Plan (U.S.  Taxpayers
Only)

      Options granted under the Plan will be incentive stock options within the meaning of Section 422 of the Internal Revenue Code (the "Code") and will be subject to the provisions of the Code. Generally, if Common Stock of the Company is issued to an employee pursuant to an option granted as described below, and if no disqualifying disposition of such shares is made by such employee within one year after the transfer of such shares to him or within two years after the date of grant: (a) no income will be realized by the employee at the time of the grant of the option; (b) no income will be realized by the employee at the date of exercise; (c) when the employee sells such shares, any amount realized in excess of the option price will be taxed as a long-term capital gain and any loss sustained will be a long-term capital loss; and (d) no deduction will be allowed to the Company for federal income tax purposes. Generally, if any disqualifying disposition of such shares is made by an employee within one year after the transfer of such shares to him, or within two years after the date of grant, the difference between the amount paid for the shares upon exercise of the option and the fair market value of the shares on the date the option was exercised will be taxed as ordinary income in the year the disqualifying disposition occurs and the Company will be allowed a deduction for such amount. However, if such disqualifying disposition is a sale or exchange for which a loss would have been recognized (if sustained), the amount taxed to the employee as ordinary income (and deductible by the Company) will be limited to the excess of the amount realized upon such sale or exchange over the amount paid for the shares where such excess is less than the amount referred to in the preceding sentence. This limitation does not apply to a disposition of the type as to which losses (if sustained) are not recognized as deductible losses for income tax purposes, e.g., a gift, a sale to certain related persons or a so-called "wash" sale (a sale within 30 days before or after the acquisition of the Company's shares or the receipt of an option or the entering into a contract to buy the Company's shares). If the shares are sold in a disqualifying disposition during such one-year period and the amount realized is in excess of the fair market value of the shares at the time of exercise, such excess will be taxed as a long-term or short-term capital gain depending upon the holding period.

      An employee who exercises an incentive stock option may be subject to the alternative minimum tax since the difference between the option price and the fair market value of the stock on the date of exercise is an item of tax preference. However, no item of preference will result if a disqualifying disposition is made of the optioned stock.

                         NON-QUALIFIED STOCK OPTION PLAN

Securities to be Offered and Persons Who May Participate in the Plan
--------------------------------------------------------------------

      The Company's employees, directors and officers, and consultants or advisors to the Company are eligible to be granted options pursuant to the Non-Qualified Stock Option Plan as may be determined by the Company's Board of Directors that administers the Plan, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

      Options granted pursuant to the Plan not previously exercised will terminate at such other time as may be specified when the option is granted.

      In the discretion of the Board of Directors options granted pursuant to the Plan may include installment exercise terms for any option such that the option becomes fully exercisable in a series of cumulating portions. The Board of Directors may also accelerate the date upon which any option (or any part of any option) is first exercisable. In no event shall an option be exercisable by its terms after the expiration of ten years from the date of grant.

Purchase of Securities Pursuant to the Plan

      The purchase price per share of common stock purchasable under an option is determined by the Company's Board of Directors. An option may be exercised, in whole or in part, at any time, or in part, from time to time, during the option period, by giving written notice of exercise to the Board of Directors at the Company's offices specifying the number of shares to be purchased, such notice to be accompanied by payment in full of the purchase price either by a payment of cash, bank draft or money order payable to the Company At the discretion of the Board of Directors payment of the purchase price for shares of Common Stock underlying options may be paid through the delivery of shares of the Company's Common Stock having an aggregate fair market value equal to the option price, provided such shares have been owned by the option holder for at least one year prior to such exercise. A combination of cash and shares of Common Stock may also be used at the discretion of the Board of Directors. No shares shall be issued until full payment has been made. An optionee shall have the rights of a stockholder only with respect to shares of stock for which certificates have been issued. Under no circumstances may an option be exercised after the expiration of the option.

Tax Aspects of Options Granted Under the Plan (U.S. Taxpayers Only)
-------------------------------------------------------------------

      The difference between the option price and the market value of the shares on the date the option is exercised is taxable as ordinary income to an Optionee at the time of exercise and to the extent such difference does not constitute unreasonable compensation is deductible by the Company at that time. Gain or loss on any subsequent sale of shares received through the exercise of an option will be treated as capital gain or loss.

      Since the amount of income realized by an Optionee on the exercise of an option under the Plans represents compensation for services provided to the Company, the Company may be required to withhold income taxes from the Optionee's income even though the compensation is not paid in cash. To withhold the appropriate tax on the transfer of the shares, the Company will (i) reduce the number of shares issued or distributed to reflect the necessary withholding,
(ii) withhold the appropriate tax from other compensation due to the Optionee, or (iii) condition the transfer of any shares to the Optionee on the payment to the Company of an amount equal to the taxes required to be withheld.

                                STOCK BONUS PLAN

Securities to be Offered and Persons Who May Participate in the Plan
--------------------------------------------------------------------

      Under the Stock Bonus Plan, the Company's employees, directors and officers, and consultants or advisors to the Company will be eligible to receive a grant of the Company's shares, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction. The aggregate number of shares which may be granted may not exceed the amount available in the Bonus Share Reserve. The grant of the Company's shares rests entirely with the Company's Board of Directors administering the Plan. It is also left to the Board of Directors to decide the type of vesting and transfer restrictions which will be placed on the shares.

Tax Aspects of Shares Granted Pursuant to the Plan (U.S. Taxpayers Only)
------------------------------------------------------------------------

      Any shares of stock transferred to any person pursuant to the Stock Bonus Plan will be subject to the provisions of Section 83 of the Internal Revenue Code. Consequently, if (and so long as) the shares received remain substantially nonvested, the recipient of the shares will not have to include the value of these shares in gross income. The shares will remain substantially nonvested so long as they are subject to a substantial risk of forfeiture and are nontransferable. A substantial risk of forfeiture exists if a person's rights in the shares are conditioned upon the future performance of substantial services. Nontransferability will exist if a person is restricted from selling, assigning or pledging these shares, and, if transfer is permitted, a transferee is required to take the shares subject to the substantial risk of forfeiture. However, in the year such shares become either transferable or not subject to a substantial risk of forfeiture, the recipient of the shares will be required to include in gross income for that taxable year the excess of the share's fair market value at the time they became vested over the amount (if any) paid for such shares. This amount will be taxable as ordinary compensation income.

      There is available an election through which a person can choose to recognize as ordinary income in the year of transfer the excess of the share's fair market value at the time of transfer over the amount (if any) the person paid for such shares. By making this election any future appreciation (depreciation) in value will be treated as appreciation (depreciation) attributable to a capital asset rather than as compensation income. An election to be valid must be made within thirty (30) days of the date on which the shares are issued by the Company

      The Company does not recognize income when granting or transferring shares to the recipient of the shares pursuant to the Plans. Furthermore, Section 83 permits the Company to take an ordinary business deduction equal to the amount includable by the recipient of the shares in the year the recipient recognizes the value of the shares as income.

                      OTHER INFORMATION REGARDING THE PLANS

      All shares to be issued pursuant to the Plans will, prior to the time of issuance, constitute authorized but unissued shares or treasury shares.

      The terms and conditions upon which a person will be permitted to assign or hypothecate options or shares received pursuant to any of the Plans will be determined by the Company's Board of Directors that administers the Plans. In general, however, options are non-transferable except upon death of the option holder. Shares issued pursuant to the Stock Bonus Plan will generally not be transferable until the person receiving the shares satisfies the vesting requirements imposed by the Board of Directors when the shares were issued.

      Any shares issued pursuant to the Stock Bonus Plan and any options granted pursuant to the stock option Plan will be forfeited if the "vesting" schedule established by the Board of Directors at the time of the grant is not met. For this purpose, vesting means the period during which the employee must remain an employee of the Company or the period of time a non-employee must provide services to the Company At the time an employee ceases working for the Company (or at the time a non-employee ceases to perform services for the Company), any shares or options not fully vested will be forfeited and cancelled.

      Employment by the Company does not include a right to receive bonus shares or options pursuant to the Plans. Only the Board of Directors has the authority to determine which persons shall be issued bonus shares or granted options and, subject to the limitations described elsewhere in this Prospectus and in the Plans, the number of shares of Common Stock issuable as bonus shares or upon the exercise of any options.

      The Plans are not qualified under Section 401(a) of the Internal Revenue Code, nor are they subject to any provisions of the Employee Retirement Income Security Act of 1974.

      The description of the federal income tax consequences as set forth in this Prospectus is intended merely as an aid for such persons eligible to participate in the Plans, and the Company assumes no responsibility in connection with the income tax liability of any person receiving shares or options pursuant to the Plans. Persons receiving shares or options pursuant to the Plans are urged to obtain competent professional advice regarding the applicability of federal, state and local tax laws.

      As of the date of this Prospectus, and except with respect to shares or options which have not yet vested, no terms of any Plan or any contract in connection therewith creates in any person a lien on any of the securities issuable by the Company pursuant to the Plans.


                           ADMINISTRATION OF THE PLANS

      The Plans are administered by a Company's Board of Directors. the Company's Directors serve for a one-year tenure and until their successors are elected. the Company's Directors are elected each year at the annual shareholder's meeting. A Director may be removed at any time by the vote of a majority of the Company's shareholders represented in person or by proxy at any special meeting called for the purpose of removing one or more directors. Any vacancies which may occur on the Board of Directors will be filled by the majority vote of the remaining directors. The Board of Directors is vested with the authority to interpret the provisions of the Plans and supervise the administration of the Plans. In addition, the Board of Directors is empowered to select eligible employees of the Company to whom shares or options are to be granted, to determine the number of shares subject to each grant of a stock bonus or an option and to determine when, and upon what conditions, shares or options granted under the Plans will vest or otherwise be subject to forfeiture and cancellation.

                         RESALE OF SHARES BY AFFILIATES

      Shares of Common Stock acquired pursuant to the Plans may be resold freely, except that any person deemed to be an "affiliate" of the Company, within the meaning of the Securities Act of l933 (the "Act") and the rules and regulations promulgated thereunder, may not sell shares acquired by virtue of the Plans unless such shares are sold by means of a special Prospectus, are otherwise registered by the Company under the Securities Act for resale by such person or an exemption from registration under the Act is available. In any event, the sale of shares by affiliates will be limited in amount to the number of shares which can be sold by Rule 144(e). An employee who is not an officer or director of the Company generally would not be deemed an "affiliate" of the Company.

      In addition, the acquisition of shares or options by officers and directors may be considered a "purchase" and the sale thereof will generally be considered a "sale" for purposes of Section l6(b) of the Securities Exchange Act of l934.

                   AMENDMENT, SUSPENSION OR TERMINATION OF PLANS

      The Board of Directors of the Company may at any time, and from time to time, amend, terminate, or suspend one or more of the Plans in any manner they deem appropriate, provided that such amendment, termination or suspension shall not adversely affect rights or obligations with respect to shares or options previously granted. The Board of Directors may not, without shareholder approval: make any amendment which would materially modify the eligibility requirements for the Plans; reduce the minimum option price per share; extend the period for granting options; or materially increase in any other way the benefits accruing to employees who are eligible to participate in the Plans.

                           DESCRIPTION OF COMMON STOCK

      The Common Stock issued as a stock bonus and the Common Stock issuable upon the exercise of any options granted pursuant to the Plans entitles holders to receive such dividends, if any, as the Board of Directors declares from time to time; to cast one vote per share on all matters to be voted upon by stockholders; and to share ratably in all assets remaining after the payment of liabilities in the event of liquidation, dissolution or winding up of the Company The shares carry no preemptive rights. All shares offered under the Plans will, upon issuance by the Company (and against receipt of the purchase price in the case of options), be fully paid and non-assessable.

                                     EXPERTS

      The financial statements as of January 31, 2003 and for each of the two years in the period ended January 31, 2003 incorporated by reference in this prospectus from the Company's annual report on Form 10-KSB have been audited by Spicer Jeffries & Co., independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.